Exhibit 10.10

                  PARTICIPATION AND JOINT DEVELOPMENT AGREEMENT

     This Participation and Joint Development Agreement (the "Agreement") is entered into by and between TOPAZ RESOURCES, INC., a publicly-traded Florida corporation whose address is 1012 N. Masch Branch Road, Denton, Texas 76207-3640 (hereinafter referred to as "TOPAZ"), party of the first part, and POLAR RESOURCES CORPORATION, a publicly-traded British Columbia (Canada) corporation whose address is Penthouse 2204-1275 Pacific Street, Vancouver, BC V6E 1T6 (hereinafter referred to as "POLAR").

                                    RECITALS:

     WHEREAS, TOPAZ is (a) an oil and gas exploration and development entity, focused primarily (among other areas) in North Texas and lands prospective for hydrocarbon production from the Barnett Shale (and other shale formations), (b) postured to undertake a focused drilling program in this region at a pace commensurate with the stated needs and/or desires of POLAR, (c) desirous of developing/producing one or more of its present and/or targeted leasehold prospects in concert with POLAR, under the terms set forth herein; and

     WHEREAS, POLAR is (a) seeking acquisition and participation opportunities, as a non-operating working interest owner, in oil and gas development and production opportunities, (b) desirous of acquiring a working interest in TOPAZ's Browning #2 Well (as defined below), (c) expressing the desire and ability to be a non-operating working interest owner in the drilling of 20-30 "near term" Barnett Shale (or other depth/formation) wells, both vertical and horizontal in nature, commencing with wells contemplated by this Agreement, and
(d) further desirous of participating with TOPAZ in the joint and near-term development of such oil and/or gas wells on TOPAZ's leases, present and future, consistent with the terms hereof.

     NOW, THEREFORE, in consideration of the payment of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, TOPAZ and POLAR agree as follows:

                                   AGREEMENT:

     1.0 DEFINITIONS. In addition to the terms otherwise defined in this Agreement, the capitalized expressions and/or phrases set forth below shall have the meaning(s) set forth beside the same in this Agreement, unless expressly indicated otherwise.

     (A) "BROWNING LEASE". As used herein, the term or phrase "Browning Lease" shall mean and refer to that certain written Oil, Gas and Mineral Lease, dated July 15, 2005, from Browning Children's Management Trust, Wells Fargo Bank, N.A., Trustee, Lessor, to Dark Horse Operating Co., L.L.C., Lessee, a memorandum of which is recorded in Volume 355, Page 507, Real Records, Montague County, Texas, as amended by that certain First Ratification and Amendment of Oil, Gas and Mineral Lease, dated/effective July 15, 2005, a notice of which is recorded in Volume 453, Page 783, Real Records, Montague County, Texas, and as further amended/corrected by that certain Correction of First Ratification and Amendment of Oil, Gas and Mineral Lease, dated/effective July 15, 2009, a written notice of which, entitled "Correction of Notice of First Ratification and Amendment of Oil, Gas and Mineral Lease" is recorded in Volume 475, Page 473, Real Records, Montague County, Texas, covering five (5) non-communitized tracts of land (labeled as "Tract One", "Tract Two", "Tract Three", "Tract Four" and "Tract Five", respectively therein), and containing/covering the said Lessor's right, title and interest in and to a collective 1,187.75 acres of land, more or

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     less. Additionally, the phrase shall also refer to the lands covered by the subject Browning Lease (in addition to the lease and rights relative thereto).

     (B) "UNLEASED INTERESTS". As used herein, the term or phrase "Unleased Interests" shall mean any and all undivided mineral interests or ownership within the five tracts and/or lands covered by the Browning Lease, or any of them, which are either (1) not subject to the terms of the Browning Lease by virtue of an exercise of executive rights thereon by the Browning Children's Management Trust, (2) presently unleased by TOPAZ, or (3) leased to a third party(s).

     (C) "BROWNING AMI LEASES". As used herein, the term or phrase "Browning AMI Leases" shall mean and refer to any and all oil, gas and/or mineral lease or leases (whether one or more) obtained, secured, purchased and/or acquired by TOPAZ (or by its principals or affiliates) on lands located within the five (5) tracts of land covered by the Browning Lease, from or granted by the owner(s) of the Unleased Interests (defined above). Such term contemplates (further) any lands which are immediately contiguous to the lands covered by the Browning Lease, with no automatic or cascading expansion of the said Browning AMI Leases to the perimeter of any such contiguous leases in the absence of a written agreement of the parties hereto.

     (D) "BROWNING #2 WELL". As used herein, the term or phrase "Browning #2 Well" shall mean and refer to (a) that certain existing wellbore designated at the Railroad Commission of Texas as the "Browning #2" well (API #42-337-34339), located on non-communitized Tract Three of the Browning Lease (in the Elias Spray Survey, A-672, Montague County, Texas), and (b) the "to-be-established" associated and surrounding forty (40) acre oil, gas and mineral leasehold estate of the Browning Lease (generally a forty acre unit in the form of a square around the subject wellbore).

     (E) "NON-BROWNING #2 ACRES". As used herein, the term or phrase "Non-Browning #2 Acres" shall mean and refer to Tracts One, Two, Three (save and except the 40 acres thereof contained within the Browning #2 Well definition above), Four and Five as identified in the Browning Lease, comprised of 220.0 acres, 270.75 acres, 460.0 acres, 100.0 acres and 97.0 acres, respectively, more or less (totaling 1,147.75 gross acres of land, more or less). Each of the foregoing five (5) tracts or leasehold portions may sometimes be referred to by their respective tract name/number).

     (F) "OTHER LEASES". As used herein, the term or phrase "Other Leases" shall mean and refer to such oil and gas lease or leases or oil, gas and mineral lease or leases, excluding the Browning Lease or any of the Browning AMI Leases (or leases on the Non-Browning #2 Acres or leases on Unleased Interests, as defined herein), as TOPAZ, in its sole election and discretion, identifies, discloses, targets, designates and/or otherwise formally presents to POLAR, pursuant to and in a manner consistent with
     Section 5.0 et seq below, for proposed joint development with POLAR under (and in a manner consistent with) this Agreement, if any, whether proximate to or otherwise situated in Montague County, Texas, areas prospective for shale gas/oil production or otherwise.

     (G) "AT COST BASIS". As used herein, the term or phrase "At Cost Basis" shall mean and refer to the actual cost(s), terms and parameters of any specific transaction or expenditure, as directly expended or as received by either TOPAZ (or DHOPCO acting at its direction and request), without mark-up or enhancement. In the case of (a) equipment contributed to or installed at a well/site involved hereunder, or (b) drilling or completion water delivered thereto via TOPAZ's existing water well and/or frac/accumulation tank, the fair market value thereof, based upon competitive pricing.

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     (H) "BROWNING #2 COMPLETION  COSTS".  As used herein,  the term or phrase
     "Browning #2 Completion Costs" shall mean and refer to the monies, expenditures and capital needed to underwrite and pay for, on an "At Cost Basis" (as defined herein) the remaining tasks, labors and equipment needed to frac, complete and equip the Browning #2 Well for hydrocarbon production and to produce oil and gas therefrom (expressly the costs of the well "through the tanks and sales line"). Notwithstanding the foregoing, such term/definition shall also include such amount(s) and costs incurred in the recovery, hauling and disposal of such frac/completion water from the Browning #2 Well which equals fifty percent (50%) of the aggregate volume of water injected into said well as part and parcel to its completion. By way of a companion definition, the term or phrase "Connection Point" shall mean and refer to that point in time when (a) the subject well is completed, fully equipped and connected to both a natural gas sales line and on-site/functional tanks and production facilities for oil (i.e. completed through the tanks and sales line) and is otherwise fully postured and positioned to produce, store and sell hydrocarbons, and (b) all associated Browning #2 Completion Costs are paid in full, save and except the included and ongoing recovered frac water expenses noted above.

     (I) "BASE ACREAGE PRICE". As used herein, the term or phrase "Base Acreage Price" shall mean and refer to the greater of (1) the sum of ONE THOUSAND FIFTY AND NO/100 U.S. DOLLARS ($1,050.00) per net mineral acre of leasehold, or (2) TOPAZ's actual "per acre" acquisition cost(s) in the form of lease bonuses paid to third party lessors for leasehold. Such term shall not include land/title analysis, legal fees for title opinion(s) and similar title-related actual expenses of TOPAZ, absent TOPAZ independent election to include one or more of the same on a case-by-case basis, in such "per acre" total(s). If applicable, the term or phrase shall not include considerations or payments for non-leasehold items (wells, equipment or the like, if applicable).

     (J) "DHOPCO". As used herein, the term "DHOPCO" shall mean and refer to Dark Horse Operating Co., L.L.C., a Texas limited liability company whose mailing address is P.O. Box 2184, Denton, Texas 76202-2184, and which is the current and designated operator of the Browning #2 Well and the original lessee under the terms of the Browning Lease.

     (K) "UNIT ACREAGE". As used herein, the term or phrase "Unit Acreage" shall mean and refer to the minimum number of leasehold acres TOPAZ and/or DHOPCO designates as a functioning unit, in its/their discretion, pursuant to leasehold terms and/or applicable field rules established by governing or regulatory authorities for a specific well or wells proposed or to be drilled and developed by and among TOPAZ and POLAR hereunder. With respect to Unit Acreage within the Browning Lease or Browning AMI Leases, such Unit Acreage shall be a minimum of forty (40) acres, whether such well(s) is/are vertical or horizontal in nature. With respect to Other Leases, any plausible or applicable minimum shall be in TOPAZ's election and discretion. The establishment of such Unit Acreage shall be part and parcel to POLAR's acquisition of a working interest therein, pursuant to the terms of this Agreement.

     (L) "RMJ AGREEMENT". As used herein, the term or phrase "RMJ Agreement" shall mean and refer to that certain written Subscription Agreement, dated/effective September 21, 2010, by and between TOPAZ and DHOPCO, parties of the first part, and RMJ, Inc. (herein "RMJ"), a Nevada corporation whose address is 8921 N. Indian Trail Road, Suite 288, Spokane, WA 99208, party of the second part, as supplemented/amended by that certain written Supplemental Subscription Agreement, dated/effective September 21, 2010, relating and pertaining to the Browning Lease (as the same may be amended or supplemented from time to time).

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     (M) "EFFECTIVE TIME". As used herein, the term or phrase "Effective Time"
     shall mean and refer to 12:00 p.m. on the date of TOPAZ's execution of this Agreement.

     2.0 BROWNING #2 WELL STATUS; GENERAL INTENT OF PARTIES. DHOPCO is the current record owner (subject to TOPAZ's implementing option to acquire the working interest in the Browning #2 Well) of a 100.0% working interest (and an attributable 75.0% net revenue interest) in and to the Browning #2 Well of the above-referenced Browning Lease, with an undivided 25.00% working interest (and an attributable 18.75% net revenue interest and cost obligation of 28.125% through the Connection Point thereof) contracted to convey to RMJ. As part of an express post-primary term continuous development program under the written Browning lease, DHOPCO, using funding from TOPAZ, has heretofore drilled, logged and set production casing on the Browning #2 Well, to a depth sufficient to produce the Barnett Shale (and has heretofore provided RMJ and POLAR with copies of relevant logs, show sheets, daily drilling reports and other well-related materials generated and derived from such processes). TOPAZ, as an emerging public company, is in the early stages of its initial capital raising efforts and is desirous of POLAR's (and RMJ's) joinder and participation in the Browning #2 Well hereunder. POLAR is desirous of participating in the near-term development of multiple wells, both vertical and horizontal, with TOPAZ, both on the Browning Lease and on such Other Leases as the parties may manifest a mutual interest in developing.

     3.0 PURCHASE AND SALE OF WORKING INTEREST IN BROWNING #2 WELL. TOPAZ agrees to sell to POLAR and POLAR agrees to purchase from TOPAZ an undivided 62.9883% working interest (and an attributable 47.2412% net revenue interest) in and to the forty (40) acre Browning #2 Well portion of the Browning Lease (the "POLAR Browning #2 WI"), subject to the conditions and terms of this Agreement.

     3.1 ASSOCIATED COST OBLIGATION(S). The POLAR Browning #2 WI is (a) acquired "as is" and subject to no unpaid or unsatisfied costs of drilling, casing or logging (and associated "pre-completion" costs (i.e. a "paid-up" acquisition) through the Effective Time, (b) subject to a cost obligation of 71.875% of the Browning #2 Completion Costs through the Connection Point, and (c) following the Connection Point of the Browning #2 Well, POLAR's cost obligation for its working interest/lease operating expenses for the Browning #2 Well shall reduce to 62.9883%, all in conformity with the JOA (a defined below).

     3.2 PURCHASE PRICE/CONSIDERATION. In consideration of such working interest, POLAR agrees to pay TOPAZ, upon the execution of this Agreement, the sum of ONE MILLION AND NO/100 U.S. DOLLARS ($1,000,000.00) (the "Browning #2 Purchase Price"), payable to TOPAZ via bank wire transfer to TOPAZ's account, the instructions for such wire transfer being set forth in the attached Exhibit "A", which is incorporated herein by this reference.

     3.3 ASSIGNMENT OF WORKING INTEREST. Upon the execution of this Agreement, TOPAZ shall cause DHOPCO to secure an appropriate metes and bounds description of the Browning #2 Well for TOPAZ's future use in the written assignment of the POLAR Browning #2 WI. Following the Connection Point, TOPAZ shall execute, acknowledge and deliver unto POLAR a written Assignment of Oil, Gas and Mineral Lease (the "Browning #2 Assignment"), conveying the Polar Browning #2 WI in an appropriate and mutually agreeable form and format, the same to be recorded in due course in the Real Records of Montague County, Texas at POLAR's sole expense. Absent reasonable objection, the form of the Browning #2 Assignment shall be in a form similar to the attached Exhibit "B", which is incorporated herein by this reference.

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     3.4 WARRANTY OF TITLE.  TOPAZ, by virtue of the Browning #2 Assignment,  is making a "by, through and under" warranty with respect to the Browning #2 Well.

     3.5 ADDITIONAL DOCUMENTS. Pursuant to and upon the terms and conditions herein set forth, POLAR and TOPAZ, upon its entry into and the execution of this Agreement, hereby agree to execute and/or deliver such other instruments and documents as may be reasonably required to effectuate the intent, requirements and outcomes of this Agreement, in due course, including, but not limited to, the following:

     (a) One (1) written Joint Operating Agreement (the "JOA"), to govern operations on the Browning #2 Well, utilizing a modified and supplemented 1982 AAPL Model Form Operating Agreement with included Accounting COPAS attachment, such JOA to be consistent with DHOPCO's prior operations in and around Montague County, Texas, and as implemented with RMJ. Such JOA shall (among other things) specifically preclude DHOPCO's removal/replacement as well operator in the absence of TOPAZ's express written approval, such approval to be at TOPAZ's sole discretion, absent fraud or willful misconduct by DHOPCO;

     (b) One (1) executed and acknowledged Memorandum of Operating Agreement and Financing Statement; and

     (c) If not already, an updated Authorization for Expenditure ("AFE"), reflective of the then-existing pricing involved in the activities described therein for the completion of the Browning #2 Well (i.e. the Browning #2 Completion Costs).

     3.6 RMJ WORKING INTEREST; PERCENTAGES OF PARTIES. Pursuant to the RMJ Agreement, as supplemented/modified, RMJ will (a) be a party to the subject JOA, (b) have an undivided 25.00% working interest (and an attributable 18.75% net revenue interest) in and to the Browning #2 Well (the "RMJ Browning #2 WI"), burdened with an aggregate 28.125% responsibility for the Browning #2 Completion Costs through the Connection Point. Thus, the contemplated working interest in the Browning #2 Well following the execution of this Agreement shall be as follows:

          WI OWNER       WI %      NET REVENUE %   BROWNING #2 COMPLETION COST %
          --------       ----      -------------   -----------------------------
          POLAR      62.9883% WI    47.2412% NRI             71.8750%
          RMJ        25.0000% WI    18.7500% NRI             28.1250%
          TOPAZ      12.0117% WI     9.0088% NRI              0.0000%

     3.7 COMPLETION OF BROWNING #2 WELL. POLAR and TOPAZ agree and acknowledge that the fracing/completion of the Browning #2 Well is targeted for commencement on or before April 1, 2011 (to facilitate the good faith adherence to the Browning Lease's continuous development timetables), and that the conclusion of the Section 3.5 documentation and the delivery by POLAR of its AFE'd share of the Browning #2 Completion Costs shall be concluded in advance of such fracing/completion. Specifically, with respect to monies involved, POLAR shall deliver such Browning #2 Completion Costs not later than March 20, 2011 (if not sooner). The parties agree to coordinate the assembly and execution of such Section 3.5 documentation in a diligent and good faith manner prior to March 20, 2011.

     4.0 DEVELOPMENT OF NON-BROWNING #2 ACRES AND AMI LEASES. The parties hereto are desirous of jointly developing TOPAZ's Browning Lease as it relates and pertains to the Non-Browning #2 Acres and/or AMI Leases, subject to the terms and conditions hereof. The scope and pace of such development, primarily targeted for the Barnett Shale formation thereunder (with shallower formations potentially producable), will be necessarily driven, accomplished and pursued based upon (among other things) (a) achieved productive results of the

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drilling/completion(s), (b) evaluation of geology, logs and possible 3-D seismic thereon, (c) the corporate needs of the parties, and (d) the demands of continuous development required by the Browning Lease itself. POLAR has
heretofore   expressed   a   desire   to   financially    participate   in   the
drilling/producing of a material number of wells, both vertical and horizontal, on and within the bounds of the Browning Lease with TOPAZ and, in order to establish a measure of commitment for the parties and a procedure for such working interest participation, both contractual and optional, POLAR and TOPAZ agree as follows:

     4.1 TWO WELL COMMITMENT. Following the completion and initial production of the Browning #2 Well and as determined by TOPAZ (in conjunction with DHOPCO), TOPAZ will propose the drilling of two (2) horizontal Barnett Shale wells on the Non-Browning #2 Acres within the Browning Lease (likely situated within Tract Three thereof), tentatively referred to as the "Browning #3-H and Browning #4-H wells. Such wells may be proposed sequentially (the drilling and completion of one, followed by a brief productive period before the commencement of the drilling of the other) or simultaneously/"back-to-back", using a single rig to drill consecutively. POLAR agrees to participate in such two (2) horizontal wells, under the same terms and conditions (in terms of percentages and cost obligations) as are established for the Browning #2 Well completion. POLAR will acquire from TOPAZ a 52.6855% working interest (and an attributable 39.5142% net revenue interest) in the designated Unit Acreage for each such horizontal well (to be a minimum of forty (40) acres but not to exceed one hundred
     (100) net leasehold acres, as determined by TOPAZ), coupled with a cost obligation to pay 64.8438% of the drilling and completion costs through the Connection Point for each well (such completion costs being inclusive of elements consistent with the Browning #2 Completion Costs). Procedurally, with respect to the commencement of each such well(s), the parties will act as follows:

     (A) TOPAZ (or DHOPCO) will propose the subject well(s) in writing, independently or together, accompanied by a written AFE for each well and preliminary plat of the location(s) and leasehold unit(s);
     (B) Within twenty (20) calendar days (or such other period that the parties may agree in writing), POLAR shall tender and pay to TOPAZ its required percentage of the drilling portion(s) of the said AFE for each well, plus a similar percentage of the costs of casing and cementing the same;
     (C) POLAR will also pay TOPAZ its invoiced portion of the unit acreage/leasehold costs, based upon the Base Acreage Price formula designated herein;
     (D) The parties shall execute a modification of the existing JOA for the Browning #2 Well and recording memoranda of the JOA and operator's lien (see Section 3.5 above) to include such new well(s) or, in the alternative, execute comparable documents for each new well/unit;
     (E) The parties will share and deliver relevant well data and documents, consistent with the JOA, and take such other and further actions as are otherwise required by the JOA or as the parties may mutually determine to be reasonably necessary to effectuate the purposes and intent of this section.

     4.2 VERTICAL WELL ADJUSTMENT. While TOPAZ has reason to believe and does believe, based upon field history and current industry actions, that the Barnett Shale development of the Browning Lease may be maximized or otherwise efficiently accomplished by horizontal drilling, the parties hereto are desirous of maintaining the possibility that the obligation wells suggested in Section 4.1 (or additions thereto) be potential vertical wells (particularly if the vertical completion of the Browning #2 Well yields quality production results). Thus, at the election and discretion of TOPAZ and notwithstanding the required horizontal nature of the two wells

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     cited in Section 4.1 above, TOPAZ may convert or adjust one or both of such horizontal wells to two (2) vertical Barnett Shale wells each (for a total of four (4) vertical wells if both commitment wells are modified or, if only one is converted, two vertical and one horizontal well). To facilitate and manifest such adjustment, TOPAZ agrees to notify POLAR in writing of its good faith election to convert one or both horizontals to two alternative vertical wells, inclusive of a supportive narrative therefor). In the event of such adjustment, the parties agree to use best efforts to effectuate the subject pair(s) of vertical wells along a timeline similar to (as outside parameters) the timing identified in Section 4.3 below. Further, nothing shall preclude the parties from developing the Browning Lease hereunder via a fixed formula or ratio of vertical and horizontal wells and this Section 4.2 is designed to retain early flexibility in the face of the commitments to drill established in Section 4.1 above.

     4.3 TIMING PROJECTIONS. Allowing POLAR and TOPAZ the flexibility to undertake or commence each of the foregoing two (2) horizontal wells as TOPAZ may reasonably determine, the actual drilling of the first of such wells shall be targeted for commencement not later than August 1, 2011 (but in no event to be later than the required commencement date required under the terms of the Browning Lease). Further, as a goal and not an obligation, the actual drilling of the second horizontal well shall be targeted for commencement on or before December 1, 2011. Notwithstanding the foregoing, nothing herein shall serve to (a) discourage or impede the more rapid development of wells hereunder, nor (b) increasing the number of vertical and/or horizontal wells to be undertaken by the parties within the bounds of the Browning Lease.

     4.4 ADDITIONAL BROWNING WELLS.The parties agree to facilitate the regular and systematic communication between and amongst themselves as to the status of engineering and technical evaluation of the wells and leasehold, the acquisition of Browning AMI Leases and the leasing of Unleased Interests. Further, TOPAZ, in tandem with DHOPCO, anticipates the formulation of an aggregate well location and unit strategy for the Browning Lease and will share the same with POLAR in due course. Subject to POLAR's timely performance hereunder relating to the two committed horizontal wells contemplated by Section 4.1 above, POLAR shall enjoy (and is hereby granted) a continuing option to participate with TOPAZ in the working interest in additional oil and/or gas wells to be developed by TOPAZ on such Non-Browning #2 Acres and Browning AMI Leases. Such participation (and the related purchase and sale of working interest) shall be accomplished using the monetary parameters and percentage rights and obligations established herein for the aforesaid two horizontal wells. In order to accommodate the needs of both parties in terms of their respective preparation (for POLAR in arranging the funding and for TOPAZ in insuring replacement funding or working interest participation if POLAR fails or refuses to timely act), both POLAR and TOPAZ agree to afford the other as much notice as if reasonably available as to the contemplated and needed Browning Lease development hereunder. Notwithstanding anything contained herein or in the JOA to the contrary, TOPAZ shall be afforded a minimum of ninety (90) calendar days advance notice prior to any commencement deadline for a required "continuous development well" within the Browning Lease with respect to any proposed well under this Section 4.3. POLAR's ongoing option to participate is expressly subject to its continual affirmative election(s) for successive wells and, should POLAR fail or refuse to timely commit to participate in a given/noticed well opportunity under Section 4.0 et seq, its rights or ongoing participatory rights shall be deemed waived and TOPAZ, following written notice to POLAR, shall be free to pursue such other and further/replacement third party working interest participation in the subject well (and subsequent Browning wells) as TOPAZ may elect, if any, in its sole discretion.

     4.5 ADJUSTMENTS FOR MINERAL LEASEHOLD STATUS. In the event TOPAZ does not own or control 100% of the leasehold interest in and to a proposed well/unit or leasehold proposed for drilling under this Section 4.0 et seq, TOPAZ shall otherwise act to disclose the same to POLAR in its development notice/submission hereunder. The entitlement to working interest, net revenue and cost obligations shall be specifically and proportionately reduced in accordance with and commensurate with the leasehold percentages available. Nothing herein shall require either party to demand specific performance with respect to a specific proposed well on a leasehold on a tract(s) in which less than 100.0% of the undivided mineral estate(s) is leased.

     4.6 NON-COMPETITION FOR BROWNING AMI LEASES AND UNLEASED INTERESTS. POLAR, during times relevant to this Agreement and for a period of not less than three (3) calendar years, agrees to refrain from directly or indirectly pursuing, acquiring or purchasing minerals or leasehold within the bounds of the Browning AMI Leases and/or on Unleased Interests and otherwise act to compete with TOPAZ for the same. In the event POLAR ascertains or discovers a viable opportunity for any such acquisition or leasing during such period, it will immediately direct the same to TOPAZ for its further pursuit, if at all.

     5.0 JOINT DEVELOPMENT OF OTHER LEASES. At the time of the execution of this Agreement, POLAR has expressed and manifested its interest and "appetite" for participating with TOPAZ in TOPAZ's development of Other Leases, using the template and monetary aspects set forth in this Agreement. Similarly, TOPAZ, at the time of the execution of this Agreement, has reason to believe and does believe that (a) TOPAZ will continue to identify, pursue and secure drillable leases (in the "Other Lease" category), (b) TOPAZ is desirous of joining POLAR in such well development, on a "well-by-well" basis, and (c) TOPAZ and POLAR can build their respective company stature and standing through the furtherance of the relationship reflected in this Agreement to Other Leases. To this end, without the creation of any additional Area of Mutual Interest or similar obligations with respect to any Other Leases and, by way of a goal but without obligation, the parties agree as follows:

     5.1 POLAR BUDGET AND EXPENDITURE NEEDS.POLAR, during times relevant to this Agreement and on a confidential basis, agrees to communicate to TOPAZ, from time to time and as POLAR elects, as to its available capital and well development "appetite", including, without limitation, any needs, desires and preferences for potential development projects to be undertaken with TOPAZ in a fashion and pursuant to terms similar to those established herein.

     5.2 OPTIONAL TOPAZ SUBMISSIONS. Upon POLAR's agreement to maintain information disclosed by TOPAZ as to Other Leases in strict confidence, TOPAZ may hereafter, without obligation and from time to time, submit information and proposed development plans on Other Leases to POLAR for its confidential review and consideration.

     5.3 DOCUMENTATION REQUIRED; DUE DILIGENCE. Neither POLAR or TOPAZ shall be obligated to the development of any of the Other Leases in the absence of a written instrument(s) signed by authorized representatives of both parties which (as appropriate) references this Agreement and its parameters and terms or such other developmental arrangements as the parties may, from time to time, agree upon. Each party shall bear and incur their own and respective costs of evaluation and due diligence, including legal counsel, as each may incur in the evaluation of any of the Other Leases and related development possibilities. Should POLAR ultimately execute an agreement(s) for the development of any Other Leases, whether one or more, it is generally understood that POLAR's participation therein shall involve the percentage reimbursement to TOPAZ for its reasonable costs incurred in the geological or geophysical evaluation of such opportunities.

     5.4 OFFSET RIGHTS. With respect to any future documented agreement between POLAR and TOPAZ for the development of a well on any Other Leases, whether one or more, POLAR will, at a minimum and when leasehold and other conditions support the same, have the right to participate in the drilling of at least one (1) offsetting location or well. Nothing herein shall serve to create any established area of mutual interest or rights in an aggregate lease, absent express language in the applicable Other Leases agreement(s) to the contrary.

     5.5 NO MINIMUM NET REVENUE. While the available net revenue under the terms of any of the Other Leases to be developed hereunder will vary, nothing herein shall prohibit TOPAZ or its affiliates from owning or retaining an overriding royalty interest or working interest in any applicable leases nor mandate a minimum net revenue working interest.

     6.0 DATA SHARING AND ACCESS. The parties agree to grant full and complete access by and to the other party to all applicable wellsites on lands covered by this Agreement. Further, all data, information and tangible test results, including, but not limited to, mapping, surveys, geophysical surveys, geochemical surveys, gravity surveys, telluric surveys, logs, drill stem tests, wireline surveys, coring samples and data, pressure/flare tests, production information, flow tests, daily drilling reports, daily completion reports, RRC filings, State of Texas filings and other regulatory filings, etc., and any other production/geological/engineering information (hereinafter the "Data"), whether publicly available or otherwise, derived from any party's activities on the Lease shall be shared with the other party (or its successors and/or assigns). Nothing herein shall serve to require the gratuitous disclosure or transmittal (or the acquisition of) seismic, 3-D or otherwise, without reimbursement of acquisition costs thereof. To this end, each party agrees to provide to the other party, as to any and all wells undertaken hereunder, two
(2) copies of all Data developed on such well(s). The Data of one party to this Agreement is to be disclosed to third parties by the other party hereto only if
(a) required by law, or (b) if approved in advance by the written consent of the other party (or its successors or assigns). It is contemplated that the Data of the parties may be utilized to secure similar data items and information from third parties involved in well development/production on adjoining leases and within the subject county. The parties acknowledge a mutual desire and need to protect the individual and collective rights of the parties in any confidential Data developed from the Browning Lease, Browning AMI Leases or Other Leases. It is the intent of the parties (and TOPAZ and POLAR hereby agree) to avoid and prevent any leak or unapproved disclosure or dissemination of Data to third parties or into circumstances which would reasonably represent economic harm to the vested interests of either party, absent the prior written approval of both parties.

     7.0 DISPUTE RESOLUTION. If a dispute arises out of or relates to this Agreement or its breach, the parties shall make best efforts and endeavor to settle or resolve the dispute first through direct discussions. If the dispute cannot be settled through direct discussions, the parties agree to pursue a resolution through mediation, utilizing an acceptable mediator or third party in and around Denton or Montague Counties, Texas. Once one party tenders or submits a written request for mediation, the parties agree to conclude such mediation on an expeditious basis or timetable, in no event to exceed ten (10) business days from the filing of the request. Any controversy or claim arising out of or relating to this Agreement or its breach not resolved by mediation shall be decided by any applicable Texas law then in effect and remedies provided thereby (unless the parties agree otherwise) or by such other methods/avenues as either/any party may available themselves. Notwithstanding the foregoing, no party shall be prevented from taking immediate or required legal steps if necessary to prevent irreparable harm or damage as the result of a breach or anticipated breach of this Agreement, thus bypassing any mediation activities.

     8.0 REPRESENTATIONS AND WARRANTIES. The parties (and each of them) represent and warrant to the other the following:

     (A) ORGANIZATION. Each warranting entity party is a corporation, as stated herein, duly organized, existing and in good standing under the laws of its/their respective state or province of origin and otherwise qualified to conduct business in the State of Texas. Such entity has the corporate or appropriate authority or legal power to carry on its business as it is now being conducted.

     (B) AUTHORITY. The board of directors of TOPAZ and POLAR, respectively, has/have approved, ratified, adopted and authorized the execution, delivery and performance of this Agreement by each party, respectively (and all actions ancillary thereto and contemplated thereby). All actions required by such entity's governing documents for those actions have occurred and the executing officer or agent is duly authorized and empowered to act on behalf of said entity.

     ( C ) RISK  RECOGNITION.  POLAR  has  engaged  independent  legal  counsel, accountants or other qualified professional advisors (individually and collectively the "Advisors") who have acted as requested by POLAR to evaluate the merits of a working interest purchase and the suitability of such a purchase for POLAR. POLAR, either alone or together with any Advisors, if applicable, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks associated with the purchase of a working interest(s) hereunder and recognizes that such purchase(s) involves a high degree of risk which may result in the loss or the total amount of POLAR's payment hereunder (and additional well costs attributable to such wells). POLAR is aware that it must bear the economic risk of an oil and/or gas well working interest for an indefinite period of time because the working interest offering has not been registered under the Securities Act of 1933 (the "1933 Act"), the Texas Securities Act or the securities act of any other state and, therefore, subsequent sales may or may not require such a registration (or an exception from registration) (and TOPAZ has no plans or obligations to undertake such a registration). POLAR represents that (i) it has been called to POLAR's attention by TOPAZ and any Advisors that the subject working interest(s) may or may not yield any production sales proceeds or monies above and beyond the costs incurred, that the well(s) may ultimately be a "dry hole" following completion/fracing and that the costs of water disposal and other well costs may require additional capital expenditure(s), beyond original estimates in the AFE for drilling, completion and/or operations; and (ii) no assurances are or have been made regarding any economic or tax advantages which may inure to the benefit of POLAR. POLAR, either alone or in conjunction with Advisors, has made such inquiries and investigations as were deemed necessary or appropriate in order to determine that a purchase of a working interest(s) in any well hereunder is a suitable and prudent investment for POLAR, who accepts full responsibility for the adequacy, scope and diligence of such inquiries and investigations.

     9.0 NOTICES. Any and all notices, demands and communications required or permitted to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when actually received (via physical delivery, facsimile, electronic or internet/e-mail transmission or by U.S. Mail or otherwise) at the following address(es) for each party (or at such other address as any party may specify from time to time in writing)(to the indicated individual representatives for each party):

          If to TOPAZ:    Topaz Resources, Inc.
                          1012 N. Masch Branch Road
                          Denton, TX 76207-3640
                          ATTN:  Mr. S. Rand Stinnett and Mr. Robert P. Lindsay
                          Delivery address:  same
                          Telephone:  (940) 243-1122
                          Facsimile:  (940) 243-8643
                          E-Mail: rstinnett@usa.net and lindsayroberttx@msn.com
                          (with copy to tmunden@topazresourcesinc.com)

          If to POLAR:    Polar Resources Corporation
                          Penthouse 2204-1275 Pacific Street
                          Vancouver, BC V6E 1T6
                          ATTN: Mr. Robert Constantine Grey, its President
                          Delivery address: Same
                          Telephone: (604) 684-9601
                          Facsimile: (604) 684-4036
                          E-Mail: _____________________________

All notices given in accordance with this Paragraph 9.0 shall be deemed to have been received by the party to whom such notices are directed when actually received or, in the case of U.S. Mail, not later than five (5) days after posting. Either party may change and/or supplement the address under this provision by notifying the other party hereunder.

     10.0 INTEGRATION; AMENDMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding any and all prior discussions, conversations and/or understandings between the parties, and may not be modified, amended or altered except by a written agreement specifically referring to this Agreement and signed by all affected parties hereto. No oral conversations, discussions or manifestations now or hereafter constitute any enforceable agreement and this Agreement, when executed, shall be controlling, as set forth above.

     11.0 WAIVER. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same/similar nature.

     12.0 BINDING EFECT. This Agreement shall be binding upon and inure to the benefit of each party, its/their heirs, successors, personal representatives and assigns.

     13.0 HEADINGS. The headings or captions contained in this Agreement are for convenience and reference purposes only and are not intended to define or limit the contents of any provision hereof or to be used in the interpretation thereof.

     14.0  COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which taken together shall be deemed one original. Facsimile signatures shall be deemed as effective as an original signature.

     15.0 GOVERNING LAW. This Agreement and all amendments thereof shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performable therein. This Agreement shall be wholly performable in Montague County, Texas.

     16.0 NO PARTNERSHIP. Nothing contained in this Agreement shall be construed to create a partnership of any kind between any party or combination of parties, and no party shall have the authority to bind the other to any agreement or obligation except as expressly provided herein, if at all, or as the parties may expressly authorize from time to time in writing, if at all.

     17.0 ATTORNEY'S FEES. Each party has been represented by or availed themselves of the opportunity to consult with legal counsel in the preparation and execution of this Agreement and each party shall bear their own costs, if any, incurred in the preparation and execution of this Agreement. In the event a breach of any covenant, condition or warranty in this Agreement by any party results in the initiation of legal proceedings to enforce the Agreement or to protect interests and rights thereunder, the prevailing party(s) shall be entitled to recover, in addition to other damages, all costs of court and reasonable attorney's fees incurred and expended

     18.0 TIME OF ESSENCE. Time is of the essence in the performance of any and all covenants, conditions and actions required by this Agreement.

     19.0 EFFECTIVE DATE; DUPLICATE ORIGINALS. This Agreement shall be effective as of the date of the execution hereof. This Agreement is being executed in duplicate original format, an original of which shall remain in the possession of each party hereto. Facsimile or scanned/e-mailed signatures shall be deemed the same as or as effective as originals hereunder for all purposes.

     EXECUTED as of the Date(s) indicated beside each party's signature below, to be effective as of the Effective Time.

DATE:__________________________     DATE:___________________________

TOPAZ RESOURCES, INC.,              POLAR RESOURCES CORPORATION,
a Florida corporation                    a British Columbia (Canada) corporation


By:_____________________________    By:_________________________________
     Edward J.Munden,               Name:_______________________________
     Its Chief Executive Officer    Title:________________________________


                                 EXHIBIT SUMMARY

Exhibit "A"..............    TOPAZ's Bank/Wire Transfer information/instructions
Exhibit "B"..............    Assignment format